                                                                     EXHIBIT 5.1



                                August 14, 1998

Integral Systems, Inc.
5000 Philadelphia Way, Suite A
Lanham, MD  20706

Ladies and Gentlemen:

     We have acted as counsel for Integral Systems, Inc., a Maryland corporation (the "Registrant"), in connection with a registration statement on Form S-8 of the Registrant (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of 600,000 shares of common stock, par value $0.01 per share, of the Registrant (the "Shares" ) for issuance and sale pursuant to the Integral Systems, Inc. 1988 Stock Option Plan As Amended and Restated Effective May 8, 1998 (the "Plan").

     In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws, as amended, of the Registrant, as currently in effect; (iii) certain resolutions of the Board of Directors of the Registrant relating to the adoption of the Plan and the issuance of the Shares and the other transactions contemplated by the Registration Statement; (iv) the Plan; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when sold, issued, paid for and delivered as contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable.

     The law covered by the opinion is limited to the corporate laws of the State of Maryland pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" law of the State and without regard to the principles of conflicts of laws thereof, and based upon and limited to the laws and regulations in effect as of the date hereof. We assume no obligation to update the opinion set forth herein.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.


                                      Very truly yours,

                                      /s/ Venable, Baetjer and Howard, LLP